Exhibit 99.1

SearchMedia Provides Preliminary
Full Year 2009 Unaudited Financial Results and Operational Update

Provides Preliminary Revenue and Net Income for 2009 and Financial Guidance for 2010

Live Conference Call to be Held on Monday, April 19, 2010 at 8:00 AM U.S. Eastern Time

Shanghai, China, April 16, 2010— SearchMedia Holdings Limited (“SearchMedia” or the “Company”) (NYSE Amex: IDI, IDI.WS), one of China’s leading nationwide multi-platform media companies, today provided an operational update and preliminary unaudited financial results for the full year 2009. The Company also provided financial guidance for the full year 2010.

Rob Fried, Co-Chairman of the Board of Directors of SearchMedia, commented, “Following the completion of the SPAC transaction, we discovered operational and other issues primarily relating to the Shanghai Jingli Advertising Company Limited (“Jingli”) in-elevator division of the Company. In response, we quickly brought new, reliable senior management to the Company and worked to assess the depth and magnitude of the issues. In accordance with our findings, we may reverse approximately $16 to $18 million of revenues previously reported for the first nine months of 2009, which could not be substantiated in our year-end review. We have also made other important changes, including restructuring the in-elevator division personnel and management processes to enhance stability, revenue collectability and business transparency going forward.”

Paul Conway, Chief Executive Officer of SearchMedia, remarked, “Despite the issues caused under prior management, we still have been able to realize significant progress in our new business development efforts thus far in 2010. We have several transactions in progress that will better align interests between subsidiaries and shareholders, create additional long-term revenue opportunities, strengthen and diversify our service suite in China’s media sector, and enhance our national presence through accretive transactions. We intend to keep our investors up to date and make additional announcements as these endeavors evolve. Importantly, our outdoor billboard and transit businesses were strong in the first quarter of 2010, and we believe the prospects for 2010 and beyond are excellent.”

Preliminary Unaudited Financial Results and Other Matters

Today, the Company is providing preliminary unaudited financial results for the full year 2009, which reflect the impact of a potential significant revenue reversal and other extraordinary items primarily related to the Company’s business conducted through Jingli.

For the full year 2009, the Company anticipates $64 to $66 million in revenue, after giving effect to the aforementioned $16 to $18 million revenue reversal. The Company’s operating profit and net income were significantly impacted because, despite the reversal, the Company was obligated to recognize the associated costs of revenues and operating expenses in full. Assuming the effect of the revenue reversal, but before additional bad debt reserve and a write-off of fixed assets and under-accrued liabilities discussed below, the Company estimates operating profit to be approximately $1 to $3 million and net loss to be approximately $6 to $8 million.

Based on currently available estimates, the Company expects to provide for a $7 million additional bad debt reserve for sales primarily generated prior to 2009 and to write off $6 million of fixed assets and other assets and under-accrued liabilities. The effect of these extraordinary charges and adjustments is to decrease the Company’s estimated results of operations to an operating loss of $10 to $12 million and to increase its estimated net loss to approximately $19 to $21 million.

As of December 31, 2009, the Company had approximately $30 million in cash and cash equivalents, and approximately 20.7 million common shares outstanding.

Excluding allocation of corporate overhead and the entire Jingli business, where most of the revenue reversal and extraordinary items occurred, SearchMedia believes it generated approximately $54 to $56 million in revenue and $15 to $16 million in net income for the full year 2009 from its other operating subsidiaries. These results reflect strong revenue performance and profitability at the Company’s subsidiaries.

Wilfred Chow, Chief Financial Officer of SearchMedia, stated, “We are aggressively pursuing collection of receivables across the Company, even including those deemed uncollectible in 2009. Additionally, we provided our preliminary 2009 financial results excluding the Jingli business and allocation of corporate overhead to facilitate an accurate understanding of our subsidiary operations.”

Chow continued, “Also note that as of the market close on April 14, 2010, SearchMedia had approximately 22 million fully diluted shares outstanding, and this is before any potential cancellation of shares from the Share Exchange Agreement that we are currently pursuing.”

Paul Conway continued, “We believe lack of oversight, inadequate customer approval procedures, staff turnover and poor record keeping under prior management in 2009, among other things, led to a high receivables risk. In the past few months, we took steps to dramatically tighten internal controls and vigorously pursue the collection of receivables. As a result of potential misrepresentations related to the business, we continue to pursue all legal remedies available to the Company and we are continuing discussions with several of the original SearchMedia shareholders to address potential remedies, including cancellation of some of the shares issued in the Share Exchange Agreement.”

Previously, the Company had received anonymous letters claiming fraudulent activities at its operation in China. In connection with these letters, a special committee of the SearchMedia board of directors engaged independent counsel and forensic accountants to assist it conducting an extensive investigation into the claims made in these anonymous letters. As of the date of this release, the investigation has been substantially completed and management has implemented many remedial actions, including those discussed below, to strengthen internal controls and procedures and to address some of the issues identified during the investigation.

In the first quarter of 2010, SearchMedia began implementing many operational improvements including but not limited to the following:

•	Enhancing the senior management team with the hiring of a new CEO and CFO and the addition of in-house corporate counsel;

•	Strengthening the finance and accounting function with the addition of a Vice President of Finance and a focus on better utilization of accounting systems between the parent company and subsidiaries;

•	Restructuring of the in-elevator business, including management changes and rationalization of underperforming branch offices; and

•	Improving the Company’s future ability to collect revenue for services rendered by linking sales commissions to accounts receivable collection, mandating a customer validation and approval process, requiring an internal contract review process, conducting systematic bad debt reviews between sales and accounting teams, and strengthening documentation of services rendered..

Transactional Update and Business Development Efforts

In addition to the aforementioned operational improvements, SearchMedia also achieved notable progress in solidifying long-term revenue opportunities, strengthening its service suite in China’s media sector and taking steps to enhance its national presence through a pending, accretive acquisition. More specifically, SearchMedia recently:

•	Entered into multi-year agreements with management of three of SearchMedia’s largest subsidiaries, which, among other things, incentivizes the teams to focus on long-term operational and performance goals. SearchMedia believes these agreements better align interests between subsidiaries, the parent company and shareholders. The Company is also in active discussion with management of its other operating subsidiaries for similar arrangements;

•	Signed a new one year cooperation agreement with a leading outdoor media company to provide bus advertisements, which further expands the Company’s media portfolio and its ability to provide a one-stop-shop for clients; and

•	Entered into an agreement to acquire a profitable billboard company located in one of the most affluent cities in China. The acquisition is expected to close by the end of the second quarter of 2010 and strengthens SearchMedia’s competitive position. The target has a long history of operations in China and has an established presence in one of the most desirable markets in the country. Through this acquisition, the Company will enhance its ability to support and deliver broader, more comprehensive national sales campaigns. The transaction is subject to final government approval.

Conway added, “These operational achievements demonstrate our commitment and ability to facilitate the long-term growth of SearchMedia. General order demand in both our billboard and subway businesses remains solid for 2010, and we are already seeing improvements in our in-elevator operations. We are placing strong emphasis on maximizing our overall margin performance and the expansion of our media portfolio. With these goals in mind, we have modified agreements with management at our operating subsidiaries and structured the terms of the pending acquisition so that the incentives are best aligned with SearchMedia’s and its shareholders’ interests. As we continue to expand our media portfolio and geographic presence, we hope to further expand our network for national sales campaigns while also building a more comprehensive one-stop-shop for our clients.

“Importantly, we remain confident in our ability to further SearchMedia’s growth. As of today, we are estimating revenue of approximately $85 million in 2010 and net income of approximately $18 million. This is up substantially from the results we announced today, driven by continued organic growth across our media platforms, geographic expansion, and select potential new concessions and acquisitions,” said Conway.

Timing of 10K Filing
The Company believes that it cannot complete the disclosure necessary for its Annual Report on Form 10-K within the extended filing deadline of April 15, 2010. The Company intends to file its Annual Report on Form 10-K by May 17, 2010. The preliminary financial results presented above are subject to the final resolution of the operational issues described above and completion of the audit by the Company’s independent auditors. Accordingly, the audited results presented in the Company’s Annual Report on Form 10-K may differ materially from these preliminary results.

Mr. Chow concluded, “We appreciate the patience of our stockholders as we work to complete our financial reporting process. As the Company is continuing to fully assess the extent of the financial impact of the operational and other issues discovered during the year-end review, we believe that it is prudent to further delay our filing until we fully complete our review. Furthermore, we believe our decision to conduct a thorough and diligent review now will allow us to provide shareholders with more accurate and consistent information going forward.”

Conference Call
The Company will host a conference call on Monday, April 19, 2010 at 8:00 AM U.S. Eastern Time to discuss preliminary full year 2009 results and provide an operational update. Listeners may access the call by dialing 1-800-500-0311 for domestic callers and 1-719-457-1513 for international callers, conference ID: 9821349.

The telephone replay will be available on the day of the call at 1-888-203-1112 for domestic callers and 1-719-457-1517 for international callers, Conference ID: 9821349, and continue to be available through April 26, 2010.

About SearchMedia
SearchMedia is a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. SearchMedia currently operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface display area and one of China’s largest networks of in-elevator advertisement panels consisting of approximately 125,000 frames in 50 cities throughout China. Additionally, SearchMedia operates a network of large-format light boxes in concourses of eleven major subway lines in Shanghai. SearchMedia’s core outdoor billboard and in-elevator platforms are complemented by its subway advertising platform, which together enable it to provide a multi-platform, “one-stop shop” services for its local, national and international advertising clients.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts, including statements about SearchMedia’s beliefs and expectations, may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “confident” and similar statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to: the collectability of certain accounts receivable, the Company’s ability to achieve long-term profitable growth, the integration of new management into the Company’s current management team, that discussions with original shareholders of SearchMedia may not be concluded successfully and the Company may not be able to achieve satisfactory remedies or cancel any shares issued pursuant to the Share Exchange Agreement; that there may be additional discoveries that negatively impact the Company’s revenues and net income or the adjustments may be greater than anticipated; that there may be uncollectible accounts receivable or other issues impacting financial results in the Company’s operating businesses beyond the in-elevator business; that our estimates and preliminary financial results for 2009 are subject to additional review and adjustment and the audited financial results may be materially different; that our estimates and projections for 2010 are based on assumptions that may prove to be incorrect and actual financial results for 2010 may be materially different; that the Company may be unable to complete its review in time to file its Annual Report on Form 10-K by May 17, 2010; that failure to file our Annual Report on time or to publish adequate financial information may result in the delisting of our securities from quotation on the NYSE AMEX or a suspension in the trading of our common stock which would materially limit the liquidity or tradability of our common stock; that the billboard and subway businesses may be weaker than anticipated and the Company may not be able to build its revenue bases or expand its presence in China through new concessions or at all; that potential acquisition and growth opportunities may not materialize or may not be completed; that extended contracts with management of certain of the Company’s operating subsidiaries may not provide the anticipated benefits or long-term relationships; and the risks that there are uncertainties and matters beyond the control of management, and other risks outlined in the Company’s filings with the U.S. Securities and Exchange Commission. SearchMedia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SearchMedia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

For more information, please contact:
In New York: Ashley M. Ammon: (646) 277-1227
In Beijing: Michael Tieu: +86-10-6599-7960